UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

(310) 252-2000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5—Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 22, 2018, the Board of Directors (the “Board”) of Mattel, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately.

With respect to stockholder meetings, the amendments update the “net long position” definition used in the “special meeting” bylaw to more closely align with the definition used in the “proxy access” bylaw. The amendments also make certain clarifying changes relating to the conduct of meetings.

The amendments update the information that a stockholder must provide in its notice to nominate directors or present other business at a stockholder meeting to extend the required information to various parties related to the stockholder, such as affiliates, and include additional information that would have to be disclosed on Schedule 13D, or under Section 14, of the Securities Exchange Act of 1934.

The amendments also incorporate changes in Delaware law, including changes relating to exclusive forum selection provisions and stockholder written consents, and align some provisions of the Bylaws more closely with Delaware law.

The amendments also include various conforming, technical and other non-substantive changes.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of Mattel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2018	MATTEL, INC.

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary